SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant                         |_|

Filed by a Party other than the Registrant      |X|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|X|  Soliciting Material under Rule 14a-12


                              Liquid Audio, Inc.
                              ------------------
               (Name of Registrant as Specified In Its Charter)


                              musicmaker.com, Inc.
                              --------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.001 per share

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

FOR IMMEDIATE RELEASE For Information Contact:
Seymour Holtzman (570) 822-6277 Ext. 23
James Mitarotonda (212) 974-5701



                        MUSICMAKER.COM, INC. REQUESTS
                    SPECIAL MEETING OF LIQUID AUDIO, INC.


New York, New York -- October 18, 2001 -- musicmaker.com, Inc. announced today that it sent a letter to Liquid Audio, Inc. (Nasdaq: LQID), requesting that a special meeting of the stockholders be called on November 27, 2001, for the purpose of considering certain proposals made by musicmaker. These proposals are
(1) electing Seymour Holtzman, Chairman of the Board of musicmaker, to fill the existing vacancy on the Company's Board of Directors, (2) to the extent permitted by law, replacing two directors currently on the Board whose term expires in 2002 with James A. Mitarotonda, President and CEO of musicmaker, and Joseph R. Wright, Jr., a director of musicmaker, and (3) amending the Company's Bylaws to provide that only stockholders can fill vacancies on the Company's Board of Directors and newly created directorships resulting from any increase in the authorized number of directors.


                 CERTAIN INFORMATION CONCERNING PARTICIPANTS

      The following is a list of the names and stockholdings, if any, of persons who may be deemed to be "participants" in any solicitation that musicmaker may make in the future with respect to the shares of Liquid Audio: musicmaker, a Delaware corporation, beneficially owns 515,500 shares of the Company's outstanding Common Stock. Jewelcor Management, Inc., a Nevada corporation, beneficially owns 475,500 shares of the Company's outstanding Common Stock. Barington Companies Equity Partners, L.P., a Delaware limited partnership, beneficially owns 339,200 of the Company's outstanding Common Stock. Barington Companies Investors, LLC is the general partner of Barington Companies Equity Partners, L.P. James Mitarotonda is the managing member of Barington Companies Investors, LLC. Ramius Securities, LLC, a Delaware limited liability company, beneficially owns 89,500 shares of the Company's outstanding Common Stock. The Managing Member of Ramius Securities, LLC is Ramius Capital Group, LLC, a Delaware limited liability company. The Managing Member of Ramius Capital Group, LLC is C4S, LLC, a Delaware limited liability company. Each of Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss is a managing member of C4S, LLC. Domrose Sons Partnership, a New York partnership, beneficially owns 8,000 shares of the Company's outstanding Common Stock. Each of James Mitarotonda, Mario Mitarotonda and Mike Mitarotonda is a partner in Domrose Sons Partnership. Messrs. Holtzman, Mitarotonda and Wright may also be deemed to be participants but do not individually own any Common Stock of the Company.

      If musicmaker engages in any solicitation with respect to the shares of Liquid Audio it will prepare and disseminate a proxy statement with respect to this solicitation. Shareholders should read this proxy statement if and when it becomes available because it will contain important information. Shareholders will be able to obtain copies of the proxy statement, related materials and other documents filed with the Securities and Exchange Commission's web site at http//:www.sec.gov. without charge when these documents become available. Shareholders will also be able to obtain copies of that proxy statement and related materials without charge, when available, from musicmaker.com, Inc. by oral or written request to: musicmaker.com, Inc. Attention: James Mitarotonda, President and Chief Executive Officer, c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th floor, New York, New York 10019.

      For more information please contact Seymour Holtzman (570) 822-6277 Ext. 23 or James Mitarotonda (212) 974-5701.